       +++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++
       +                                                             +
       +                           FORM 8-K.                         +
       +                         CURRENT REPORT                      +
       +                                                             +
       +++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++

             (AS LAST AMENDED IN REL. NO. 34-25113, EFF. 1/30/95.)

                                 UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT



Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) September 19, 1996



                            NTN COMMUNICATIONS, INC.
             (Exact name of registrant as specified in its charter)



Delaware                          1-11460             31-1103425
(State or other jurisdiction      (Commission         (IRS Employer
of incorporation)                 File Number)        Identification No.)

5966 La Place Court, Carlsbad, California             92008-8830
(Address of principal executive offices)              Zip Code)

Registrant's telephone number, including area code (619) 438-7400


                                 Not Applicable
         (Former name or former address, if changed since last report.)



The index to exhibits appears at page 3 of the 5 pages constituting the manually signed original of this report.

ITEM 5. OTHER EVENTS.
On August 16, 1996, the Board of Directors of NTN Communications, Inc. (the "Company") expanded the number of members to serve on the Board of Directors from five (5) to seven (7) and nominated Mr. Robert M. Bennett, former president of Metromedia Broadcasting, and Mr. Edward C. Frazier, previously president of Liberty Sports, Inc., to serve on the Board of Directors. Under the Company's classified Board of Directors, Mr. Bennett and Mr. Frazier each will be subject to election to the Board of Directors at the Company's next Annual Meeting of Shareholders.

Prior to being appointed a director of the Company, Mr. Bennett was unaffiliated with the Company. Mr. Bennett served as president of Metromedia Broadcasting from 1982 through 1986. Under Mr. Bennett's leadership, Metromedia Broadcasting developed into the most aggressive group operation in the country, winning "Best News" Emmys for all of its stations, and producing such shows as "Small Wonder", "Star Search" and "Fame". Mr. Bennett's first sales job in broadcasting was at KTTV, Metromedia's Los Angeles television station, followed by management positions in Metromedia's broadcast division. In 1972, he joined Boston Broadcasters, Inc. ("BBI"), serving as president and director from 1979-1982. Bennett's distinguished career also includes president and founder, with son Casey, of Bennett Productions and Bennett Sports Productions. In 1991, he acquired full ownership from his previous partners of Trans Atlantic Entertainment, which was created in 1989 as a result of the purchase of New World Entertainment's 180-film theatrical and 400-film video libraries.

Prior to being appointed as a director of the Company, Mr. Frazier had no affiliation with the Company. From 1986 through 1996, Mr. Frazier served as the first president of Liberty Sports, Inc., the former sports programming arm of Tele-Communications, Inc. ("TCI") which recently merged with Fox Sports. Under his direction, Liberty Sports grew to become the largest distributor of regional sports cable programming, with over 100 million subscribers worldwide and investments in 14 regional sports networks. Mr. Frazier's career also includes successful launches of several regional networks, as well as being vice president and general manager of Oak Industries, where in 1980, he directed the launch of subscription television. In August 1996, he and partner Joe King founded Frazier/King Media, which includes Frazier/King Studios and Prime-Sports Merchandising, a chain of 21 sports apparel stores and a 49-store franchise system.

Both Mr. Bennett and Mr. Frazier will receive compensation in the amount of $15,000.00 per annum for serving as directors of the Company. As an inducement for Mr. Bennett and Mr. Frazier to agree to serve as directors, the Company has granted both Mr. Bennett and Mr. Frazier five (5) year warrants to purchase 100,000 shares of the Company's common stock, $.005 par value (the "Common Stock"), at an exercise price equal to the closing price of the Company's Common Stock on August 25, 1996 for Mr. Bennett's options and August 30, 1996 for Mr.Frazier's options, as listed on the American Stock Exchange. One-third of the warrants will vest each year of the directors' term.

ITEM 7.   FINANCIAL STATEMENTS AND EXHIBITS.

     (c) The following exhibits included with this report are made part hereof.

                                                             Sequential Page No.
                                                             -------------------

     3.1  NTN press release dated September 19, 1996                          5

                                   SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                              NTN COMMUNICATIONS, INC.
                                              (Registrant)




Date: September 27, 1996      By:  /s/ Gerald Sokol, Jr.
                                   --------------------------------------------
                                   Gerald Sokol, Jr., Chief Financial Officer